INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-50406 and No. 33-50412 of Data Transmission Network Corporation on Forms S-8 of our report dated January 30, 1996, appearing in the 1995 Annual Report to the Stockholders of Data Transmission Network Corporation which is incorporated by reference in this Form 10-K of Data Transmission Network Corporation for the year ended December 31, 1995.


/s/  Deloitte & Touche  LLP
---------------------------

DELOITTE & TOUCHE  LLP


Omaha, Nebraska
January 30, 1996


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